UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2014

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1000 First Avenue South, Suite 100, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2014,  as amended and restated on December 22, 2014, Jones Soda Co. (the “Company”) entered into an amendment (the “Amendment”) to its existing revolving secured credit facility (the “Loan Facility”) with CapitalSource Business Finance Group, a dba of BFI Business Finance (the “Lender”).

The primary purpose of the Amendment is to provide for a minimum annual cumulative amount of interest of $30,000 to be paid to the Lender under the Loan Facility.  The Amendment is effective as of December 27, 2014, with the renewal of the Loan Facility.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment & Restatement of First Modification to Loan and Security Agreement dated as of December 22, 2014, by and among Jones Soda Co. (USA) Inc., Jones Soda (Canada) Inc., and Lender, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Amendment & Restatement of First Modification to Loan and Security Agreement dated as of December 22, 2014, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

December 23, 2014	By:	/s/ Mark Miyata
Mark Miyata, Vice President of Finance

Exhibit Index

Exhibit No.	Description
10.1

Amendment & Restatement of First Modification to Loan and Security Agreement dated as of December 22, 2014, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.